______________________________________________________

Engility Reports Fourth Quarter and

Full Year 2016 Results; Establishes 2017 Guidance

•	Revenue of $506 million for the fourth quarter and $2.076 billion for fiscal year 2016
•	Cash flow from operations of $10 million for the fourth quarter and $94 million for fiscal year 2016
•	Book-to-bill ratio of 0.9x for the fourth quarter and 1.3x for fiscal year 2016

CHANTILLY, VA - March 9, 2017, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the fourth quarter and full year ended December 31, 2016.

CEO Commentary

“2016 was a successful year for Engility as we significantly increased our book-to-bill ratio, hired key executives, reduced our cost of debt and implemented operational improvements,” said Lynn Dugle, Chief Executive Officer of Engility. “In addition, our strategic investments enabled us to win larger deals in higher-end markets. As we look to 2017, we have taken a prudent approach to guidance given continued protests and slow starts on large take-away contract wins.”

Fourth Quarter 2016 Results

Total revenue for the fourth quarter of 2016 was $506 million. GAAP operating income was $24 million and GAAP operating margin was 4.8%. GAAP net income attributable to Engility was $7 million, or $0.18 per diluted share. Cash flow from operating activities was $10 million. Both GAAP operating income and net income reflect a $10 million non-cash goodwill impairment charge related to the sale of the Company’s international development services business, International Resources Group Ltd. (IRG).

Adjusted operating income was $42 million and adjusted operating margin was 8.2%. Adjusted net income attributable to Engility was $19 million, or $0.51 per diluted share. Adjusted EBITDA was $47 million and adjusted EBITDA margin was 9.2%.

Information about the Company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

Fiscal Year 2016 Results

Total revenue for fiscal year 2016 was $2.076 billion. GAAP operating income was $122 million and GAAP operating margin was 5.9%. GAAP net loss attributable to Engility was $11 million, or $0.29 per diluted share. Cash flow from operating activities was $94 million. The sale of IRG resulted in a $10 million non-cash goodwill impairment charge that is reflected in both GAAP operating income and net loss attributable to Engility. GAAP net loss attributable to Engility also includes $28 million of bank refinancing transaction fees and the non-cash write-off of previously capitalized fees associated with the Company’s prior credit facilities, which are included in interest expense.

Adjusted operating income for fiscal year 2016 was $170 million and adjusted operating margin was 8.2%.  Adjusted net income attributable to Engility was $60 million, or $1.61 per diluted share. Adjusted EBITDA was $189 million and adjusted EBITDA margin was 9.1%.

Information about the Company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

Key Performance Indicators for the Fourth Quarter of 2016

•

Book-to-bill ratio for the fourth quarter of 2016 was 0.9x on net bookings of $466 million, a 71% increase over the fourth quarter of 2015. For fiscal year 2016, the book-to-bill ratio was 1.3x on net bookings of $2.6 billion, a 62% increase over fiscal year 2015.

•	Total backlog at the end of the fourth quarter of 2016 was $3.6 billion, an increase of 18% from the fourth quarter of 2015.
•	Days sales outstanding (DSO) at the end of the fourth quarter of 2016, net of advanced payments, was 56 days, consistent with the fourth quarter of 2015.
•	Cash flow from operations was $10 million for the fourth quarter and $94 million for fiscal year 2016.
•	During the fourth quarter of 2016, the Company made total debt prepayments of $17 million. Total debt payments for fiscal year 2016 were $91 million.

Significant Fourth Quarter 2016 Contract Awards

•

Awarded a contract with a ceiling value of $369 million by the U.S. Department of Transportation’s Volpe National Transportation Systems Center to provide engineering and technical services, as well as financial and program management services. Under this contract, Engility will support the Federal Aviation Administration Air Traffic Organization’s Program Management Office efforts to modernize our country’s air traffic management system, known as NextGen.

•

Awarded a $42 million task order to continue to help the Office of the Secretary of Defense / Deputy Assistant Secretary of Defense for Systems Engineering develop, update and disseminate the policy and guidance used for DoD-wide systems engineering acquisition. The Company will also conduct strategic studies in areas such as cyber security, software assurance and trusted and assured microelectronics.

•

Awarded a new $31 million take-away contract to provide cyber security assessment, analysis and research for the Defense Technical Information Center (DTIC) in support of the Air Force Life Cycle Management Center, Cyber Security Engineering Division.

Recent Developments

•

On January 6, 2017, the Company completed the sale of IRG for a purchase price of $24 million in cash. The sale was the result of the Company’s strategic review of its business and determination that the USAID portion of the Company’s international operations no longer closely aligned with its future strategic direction. The Company received the proceeds from this sale, less an indemnity escrow of $2.4 million, in the first quarter of 2017.

•

In February 13, 2017, the Company closed on the repricing of its aggregate $803 million B1 and B2 term loans. As a result of this transaction, the Company will lower its fiscal year 2017 interest expense by approximately $5 million after fees and expenses.

Fiscal Year 2017 Guidance

The table below summarizes the Company’s fiscal year 2017 guidance. This guidance reflects the February 2017 repricing of the Company’s aggregate $803 million B1 and B2 term loans, and the IRG divestiture in January 2017. In fiscal year 2016, IRG generated $58 million in revenue and $1 million in EBITDA and operating income. IRG’s revenue and profitability results will continue to be included in the Company’s historical financial results, but not in its future results.

As the Company begins its fiscal year 2017, it will only be providing financial guidance on a GAAP basis, other than EBITDA. However, the Company intends to disclose certain additional forward-looking financial information in its quarterly earnings press releases that will enable investors to calculate adjustments to these GAAP financial projections (see footnote #2 below). Any such adjustments should not be considered a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

Fiscal Year 2017 Guidance
Revenue	$1.95 billion - $2.05 billion
GAAP Diluted EPS (1)	$0.75 - $0.85
EBITDA (2)	$173 million - $183 million
Operating Cash Flow	$95 million - $105 million

(1)  2017 GAAP diluted EPS guidance includes approximately $3 million of restructuring and integration costs and $25 million of amortization expense related to intangible assets acquired by the Company. It also assumes weighted-average outstanding shares of approximately 38 million and a full-year effective tax rate of 37 percent.

(2)  2017 EBITDA guidance includes approximately $3 million of restructuring and integration costs.

Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of transaction and integration costs and amortization expenses related to our acquisitions of TASC and DRC, costs associated with a loss on the disposal of property, plant and equipment, restructuring and legal and settlement costs, as well as the benefit for the early termination of a lease. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2017 Guidance” above, reconciliation of EBITDA guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile EBITDA to net income due to our inability to predict certain non-cash items included in net income, including taxes and timing of restructuring charges. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Conference Call Information

Engility will host a conference call at 8:30 a.m. Eastern Time on March 9, 2017 (today), to discuss the financial results for its fourth quarter and full year 2016.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes the Company’s 2016 fourth quarter and fiscal year results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (888) 655-5029 (U.S. dial-in) or (503) 343-6026 (international dial-in) and the pass code is 51865555.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through March 16, 2017 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 51865555.

About Engility

Engility (NYSE: EGL) is engineered to make a difference. Built on six decades of heritage, Engility is a leading provider of integrated solutions and services, supporting U.S. government customers in the defense, federal civilian, intelligence and space communities. Our innovative, highly technical solutions and engineering capabilities address diverse client missions. We draw upon our team’s intimate understanding of customer needs, deep domain expertise and technical skills to help solve our nation’s toughest challenges. Headquartered in Chantilly, Virginia, and with offices around the world, Engility’s array of specialized technical service offerings include high-performance computing, cybersecurity, enterprise modernization and systems engineering. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits and the timing of such benefits. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2015, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media: Roela Santos Engility Holdings, Inc. (703) 984-6246 Roela.Santos@engilitycorp.com	Investor Relations: Dave Spille Engility Holdings, Inc. (703) 984-6120 Dave.Spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue	$506,412	$537,022	$2,076,423	$2,085,623
Costs and expenses
Cost of revenue	436,018	463,227	1,777,844	1,779,709
Selling, general and administrative expenses	36,458	43,769	166,238	203,262
Goodwill impairment	9,875	292,100	9,875	292,100
Total costs and expenses	482,351	799,096	1,953,957	2,275,071
Operating income (loss)	24,061	(262,074)	122,466	(189,448)
Interest expense, net	21,827	29,554	131,185	110,143
Other income (expenses), net	2	1,241	(80)	1,285
Income (loss) before income taxes	2,236	(290,387)	(8,799)	(298,306)
Benefit for income taxes	(5,100)	(52,405)	(2,730)	(68,067)
Net income (loss)	7,336	(237,982)	(6,069)	(230,239)
Less: Net income attributable to non-controlling interest	650	749	4,738	5,113
Net income (loss) attributable to Engility	$6,686	$(238,731)	$(10,807)	$(235,352)

Earnings (loss) per share attributable to Engility
Basic	$0.18	$(6.53)	$(0.29)	$(7.02)
Diluted	$0.18	$(6.53)	$(0.29)	$(7.02)

Weighted average number of shares outstanding
Basic	36,738	36,565	36,730	33,536
Diluted	37,687	36,565	36,730	33,536

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$48,236	$30,022
Receivables, net	334,248	381,760
Prepaid income taxes	5,430	5,003
Assets held for sale, current	20,242	—
Other current assets	24,974	24,655
Total current assets	433,130	441,440
Property, plant and equipment, net	46,547	44,120
Goodwill	1,078,454	1,093,178
Identifiable intangible assets, net	393,891	436,627
Deferred tax assets	232,283	235,397
Assets held for sale	11,962	—
Other assets	2,292	3,211
Total assets	$2,198,559	$2,253,973
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$26,947	$8,447
Accounts payable, trade	43,943	54,345
Accrued employment costs	98,860	81,711
Accrued expenses	76,870	82,765
Advance payments and billings in excess of costs incurred	33,259	49,205
Deferred income taxes, current and income tax liabilities	209	695
Liabilities held for sale, current	4,341	—
Other current liabilities	36,410	36,293
Total current liabilities	320,839	313,461
Long-term debt	1,039,993	1,094,029
Income tax liabilities	64,852	68,000
Liabilities held for sale	1,084	—
Other liabilities	66,986	72,350
Total liabilities	1,493,754	1,547,840
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of September 30, 2016 or December 31, 2015	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,776 and 36,735 shares issued and outstanding as of December 31, 2016 and 2015, respectively	368	368
Additional paid-in capital	1,237,826	1,231,584
Accumulated deficit	(541,702)	(530,895)
Accumulated other comprehensive loss	(4,865)	(7,229)
Non-controlling interest	13,178	12,305
Total equity	704,805	706,133
Total liabilities and equity	$2,198,559	$2,253,973

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31, 2016	December 31, 2015
Operating activities:
Net loss	$(6,069)	$(230,239)
Goodwill impairment charge	9,875	292,100
Share-based compensation	8,255	9,297
Depreciation and amortization	46,797	58,435
Loss on disposal of property, plant and equipment	1,078	3,413
Bad debt expense	744	7,346
Loss on extinguishment of debt	4,642	—
Amortization of bank debt fees	5,564	13,339
Deferred income taxes	1,256	(37,487)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	31,882	46,338
Other assets	(986)	26,553
Accounts payable, trade	(9,673)	(33,570)
Accrued employment costs	17,149	(58,467)
Accrued expenses	1,805	(22,204)
Advance payments and billings in excess of costs incurred	(15,674)	8,901
Other liabilities	(2,240)	(35,337)
Net cash provided by operating activities	94,405	48,418
Investing activities:
Acquisitions, net of cash acquired	—	25,478
Capital expenditures	(21,446)	(19,610)
Net cash (used in) provided by investing activities	(21,446)	5,868
Financing activities:
Gross borrowings from issuance of long-term debt	1,180,000	585,000
Repayment of long-term debt	(1,215,754)	(403,674)
Gross borrowings from revolving credit facility	137,000	157,000
Repayments of revolving credit facility	(137,000)	(115,000)
Debt issuance costs	(9,988)	(42,425)
Equity issuance costs	—	(2,590)
Proceeds from share-based payment arrangements	214	279
Payment of employee withholding taxes on share-based compensation	(1,779)	(8,021)
Excess tax deduction on share-based compensation	—	5,530
Dividends paid	(1,709)	(204,304)
Distributions to non-controlling interest member	(3,865)	(3,182)
Net cash used in financing activities	(52,881)	(31,387)
Change in cash from assets held for sale	(1,864)	—
Net change in cash and cash equivalents	18,214	22,899
Cash and cash equivalents, beginning of period	30,022	7,123
Cash and cash equivalents, end of period	$48,236	$30,022

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating income (loss)	$24,061	$(262,074)	$122,466	$(189,448)

Adjustments
Goodwill impairment charge	9,875	292,100	9,875	292,100
Acquisition and restructuring-related expenses, excluding amortization	3,914	11,983	11,541	44,753
Acquisition-related intangible amortization	6,334	10,238	28,287	36,206
Legal and settlement costs	—	1,605	—	3,345
Benefit for early termination of lease	(2,429)	—	(2,429)	—
Total adjustments	17,694	315,926	47,274	376,404
Adjusted operating income	$41,755	$53,852	$169,740	$186,956

Operating margin	4.8%	(48.8)%	5.9%	(9.1)%
Adjusted operating margin	8.2%	10.0%	8.2%	9.0%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP net income (loss) attributable to Engility	$6,686	$(238,731)	$(10,807)	$(235,352)
Net income attributable to non-controlling interest	650	749	4,738	5,113

GAAP net income (loss)	7,336	(237,982)	(6,069)	(230,239)
Benefit for income taxes	(5,100)	(52,405)	(2,730)	(68,067)
Income tax rate	(228.1)%	18.0%	31.0%	22.8%

GAAP income (loss) before taxes	2,236	(290,387)	(8,799)	(298,306)

Adjustments
Goodwill impairment charge	9,875	292,100	9,875	292,100
Acquisition and restructuring-related expenses, excluding amortization	3,914	11,983	11,541	44,753
Acquisition-related intangible amortization	6,334	10,238	28,287	36,206
Legal and settlement costs	-	1,605	-	3,345
Benefit for early termination of lease	(2,429)	—	(2,429)	-
Cash interest expensed in the refinancing	—	—	22,246	-
Bank fees previously capitalized and included in interest expense	—	—	5,410	4,602
Total adjustments	17,694	315,926	74,930	381,006

Adjusted income before income tax	19,930	25,539	66,131	82,700
Cash paid for income taxes	98	94	1,071	1,169
Adjusted income tax rate	0.5%	0.4%	1.6%	1.4%

Adjusted net income	19,832	25,445	65,060	81,531
Less: Net income attributable to non-controlling interest	650	749	4,738	5,113
Adjusted net income attributable to Engility	$19,182	$24,696	$60,322	$76,418

Diluted earnings (loss) per share attributable to Engility
GAAP	$0.18	$(6.53)	$(0.29)	$(7.02)
Adjusted	$0.51	$0.66	$1.61	$2.24

Diluted weighted average number of shares outstanding
GAAP	37,687	36,565	36,730	33,536
Adjusted	37,687	37,230	37,497	34,106

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income (loss)	$7,336	$(237,982)	$(6,069)	$(230,239)

Interest, taxes, and depreciation and amortization
Interest expense	21,827	29,554	131,185	110,143
Benefit for income taxes	(5,100)	(52,405)	(2,730)	(68,067)
Depreciation and amortization	10,846	16,191	46,797	58,435
EBITDA	34,909	(244,642)	169,183	(129,728)

Adjustments to EBITDA
Goodwill impairment charge	9,875	292,100	9,875	292,100
Acquisition and restructuring-related expenses, excluding amortization and loss on disposal from restructuring	3,230	9,593	10,857	42,363
Legal and settlement costs	-	1,605	-	3,345
Benefit for early termination of lease	(2,429)	-	(2,429)	—
Loss on disposal of assets	1,026	2,739	1,078	3,413
Adjusted EBITDA	$46,611	$61,395	$188,564	$211,493

EBITDA Margin	6.9%	(45.6)%	8.1%	(6.2)%
Adjusted EBITDA Margin	9.2%	11.4%	9.1%	10.1%